EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-41337, 333-04284 and 333-149348) pertaining to the 401(k) Retirement Plan of TETRA Technologies, Inc. of our report dated June 28, 2013, with respect to the financial statements and schedule of the TETRA Technologies, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Houston, Texas

June 28, 2013